SCHEDULE 14A

                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

      Check the appropriate box:

|_|   Preliminary proxy statement.
|X|   Definitive proxy statement.
|_|   Definitive additional materials.
|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                             TUTOGEN MEDICAL, INC.

                (Name of Registrant as specified in its Charter)

                                      None.

    (Name of person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              TUTOGEN MEDICAL, INC.
                                925 Allwood Road
                            Clifton, New Jersey 07012

                                                                   March 1, 2000

Dear Shareholder:

            On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of the Shareholders of Tutogen Medical, Inc. (the "Company"), which will be held at The Lucerne, 973 West 79th Street, New York, New York 10024, on April 27, 2000, at 10:00 a.m., local time.

      At the Annual Meeting, you will be asked (i) to elect eight (8) directors as members of the Board of Directors of the Company, (ii) to approve an amendment to the 1996 Incentive and Non-Statutory Stock Option Plan increasing the total number of shares available for issuance under the Plan from 2,000,000 to 2,500,000, (iii) to ratify the appointment of Deloitte and Touche, L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 2000, and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders, and the Proxy Statement providing information concerning the matters to be acted upon at the meeting. Of course, the Board of Directors will be present at the Annual Meeting to answer any questions you might have.

      YOUR VOTE IS IMPORTANT! The Company's Board of Directors would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card, which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

      I sincerely hope you will be able to attend the Annual Meeting and I look forward to seeing you at the 2000 Annual Meeting of Shareholders.

                                      Very truly yours,


                                  /s/ Charles C. Dragone
                                    CHARLES C. DRAGONE
                                   Chairman of the Board

                              TUTOGEN MEDICAL, INC.
                                925 Allwood Road
                            Clifton, New Jersey 07012

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 27, 2000

TO THE SHAREHOLDERS OF TUTOGEN MEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Shareholders of Tutogen Medical, Inc., a Florida corporation (the "Company") will be held at The Lucerne, 973 West 79th Street, New York, New York 10024, on April 27, 2000, at 10:00 a.m., local time, to act on the following matters:

      1. To elect eight (8) directors as members of the Board of Directors of the Company to serve until the 2001 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

      2. To approve amendment to the Company's 1996 Incentive and Non-Statutory Stock Option Plan increasing the number of shares covered thereby from 2,000,000 to 2,500,000 shares;

      3. To ratify the appointment of Deloitte and Touche L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 2000; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on March 7, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                                         By Order of the Board of Directors


                                         /s/ Charles C. Dragone
                                         Charles C. Dragone,
                                         Chairman of the Board

Clifton, New Jersey
March 1, 2000

                              TUTOGEN MEDICAL, INC.
                                925 Allwood Road
                            Clifton, New Jersey 07012

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 27, 2000

                               GENERAL INFORMATION

            This Proxy Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Shares"), of Tutogen Medical, Inc., a Florida corporation (the "Company") in connection with the solicitation, by the Company's Board of Directors, of proxies for use at the 2000 Annual Meeting of Shareholders to be held on April 27, 2000 at 10:00 a.m. (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at The Lucerne, 973 West 79th Street, New York, New York 10024.

            At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of eight (8) directors as members of the Board of Directors of the Company, (ii) an amendment to the Company's 1996 Incentive and Non-Statutory Stock Option Plan increasing the total number of shares covered by the Plan from 2,000,000 to 2,500,000 and (iii) the ratification of Deloitte and Touche, L.L.P. as the Company's auditors for the fiscal year ending September 30, 2000. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the Board of Directors' nominees for directors, FOR the amendment to the 1996 Incentive and Non-Statutory Stock Option Plan and FOR the ratification of Deloitte and Touche L.L.P. as the Company's auditors.

            The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on March 7, 2000 as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On March 1, 2000, there were 11,236,098 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

            Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy,
(ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

            This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about March 13, 2000. Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

            In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company ("Directors") to be elected at the Annual Meeting at eight (8). The Company currently has seven Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has unanimously nominated eight (8) persons (each, a "Nominee"), seven of whom are the current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed to election as a Director, to hold office until the 2001 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

            It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below, each of whom has consented to being named herein and have indicated their intention to serve if elected. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person, as the Company's Board of Directors shall designate to replace such Nominee. The Board of Directors has no reason to believe that any of the Nominees will not be available or prove unable to serve if so elected.

Nominees for Director

            The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one year and until his successor is duly elected and qualified.

                                TABLE OF NOMINEES

-------------------------------------------------------------------------------------------------
  Name of Nominee      Age      Positions/Offices                Period Served in Office/Position
  ---------------      ---      -----------------                --------------------------------
-------------------------------------------------------------------------------------------------
G. Russell Cleveland    61                            Director   1997 - present

-------------------------------------------------------------------------------------------------
Charles C. Dragone      62               Chairman of the Board   1996 - present
                                                      Director   1992 - present
                               Interim Chief Executive Officer   July 1999 - November 1999
                                       Chief Executive Officer   April 1995 - March 1996
                                       Chief Financial Officer   October 1992 - September 1994

-------------------------------------------------------------------------------------------------
Robert C. Farone        57                            Director   May 1999 - present

-------------------------------------------------------------------------------------------------
Manfred Kruger          53             Chief Executive Officer   December 1999 - present
                                                     President   July 1999 - present
                                       Chief Operating Officer   1999 - present

-------------------------------------------------------------------------------------------------
J. Harold Helderman     54                            Director   1997 - present

-------------------------------------------------------------------------------------------------
Thomas W. Pauken        55                            Director   January 1999-present

-------------------------------------------------------------------------------------------------
Elroy G. Roelke         69                            Director   1995 - present
                                              Acting Secretary   January 1998-March 1998

-------------------------------------------------------------------------------------------------
Carlton E. Turner       59                            Director   Nominee

-------------------------------------------------------------------------------------------------

Set forth below is a description of the business experience during the past five
(5) years or more, and other biographical information, for the Nominees seeking election to the Board of Directors.

      G. Russell Cleveland is the principal founder and the majority shareholder of Renaissance Capital Group, Inc. ("Renaissance"). Renaissance specializes in providing capital to growing emerging publicly owned companies. He is a Chartered Financial Analyst with over 30 years experience in financial planning and analysis. He has served as President of the Dallas Association of Investment Analysts. For over 10 years he was a contributing editor of Texas Business Magazine. Mr. Cleveland currently serves as the Managing General Partner of Renaissance Capital Partners, Ltd., President and Director of Renaissance Capital Growth & Income Fund III, Inc. (NASDAQ), and Director of Renaissance U.S. Growth & Income Trust PLC, which is traded on the London exchange. Mr. Cleveland also currently serves as director of Danzer Corp. (formerly Global Environmental Corp.), Feminique, Inc. (formerly Biopharmaceutics, Inc.), Bentley Pharmaceuticals, Inc., Technology Research, Inc., and Benz Energy, Ltd.

      Charles C. Dragone is the current Chairman of the Board and has served at various times during the past seven years as the Company's Chief Executive Officer and as its Chief Financial Officer. Mr. Dragone is a consultant specializing in corporate finance. He was formerly a director of KiMed Corporation, a medical products and services company (1992 to 1997). He also was a Partner of Financial Associates, a Sarasota, Florida, consulting firm specializing in corporate finance (1986 to 1992), a private consultant in corporate finance matters (1982 to 1986) and a Vice President, Chief Financial Officer and director of K-Tron International, Inc. (NASDAQ:KTII), a manufacturer of process control equipment used by the chemical, pharmaceutical, plastics and food industries (1965 - 1981).

      Robert C. Farone has been the President of Bag'n Baggage, Ltd. since June 1985. Bag'n Baggage is an 80-store retailer of luggage and leather goods operating in eight (8) states under the trade names Bag'n Baggage, Biagio, Houston Trunk Factory, Malm and Roberto's. Mr. Farone has also served as a director on the board of Caribbean Marine, Inc. since June 1985. From September 1985 to July 1986 he served as a director on the board of 50 Off Stores, and from August 1988 to September 1991 he served as Chairman of the Board. 50 Off Stores were a regional chain of deep discount stores specializing in ready to wear having 72 locations in five states.

      J. Harold Helderman, MD is a Professor of Medicine, Microbiology and Immunology at Vanderbilt University, Nashville, Tennessee, and is the Medical Director of the Vanderbilt Transplant Center. Dr. Helderman received his MD from the State University of New York, Downstate Medical Center in 1971, Summa Cum Laude. In addition to book and monograph writings, he has authored more than 125 publications in his field of transplant medicine. Dr. Helderman is the immediate past President of the American Society of Transplant Physicians.

      Manfred Kruger joined the Company in June 1997, serving as Chief Operating Officer and Managing Director for International Operations. On July 1, 1999 he became the Company's President and on December 1, 1999, he became Chief Executive Officer. Prior to joining the Company, Mr. Kruger was Executive Vice President of Fresenius Critical Care International, a division of Fresenius Medical Care, AG. Prior to Fresenius, Mr. Kruger held management positions with Squibb Medical Systems and American Hospital Supply.

      Thomas W. Pauken is an attorney and mediator. He currently serves as the Trustee for Renaissance Capital Partners II, Ltd. For six years, Mr. Pauken served as Vice President and Corporate Counsel of Garvon, Inc., a Dallas-based venture capital company. From 1981 to 1985, Mr. Pauken served as Director of ACTION, an independent federal agency. He also served on the White House legal Counsel's staff during the Reagan Administration. Mr. Pauken's military service included a tour of duty in Vietnam as a Military Intelligence Officer. Mr. Pauken received a B.A. from Georgetown University and J.D. degree from Southern Methodist University Law School.

      Elroy G. Roelke is a practicing attorney and for more than 40 years, has specialized in corporate finance and business law. In addition, since 1985, he served as Chairman of Knollwood Mercantile Company, a family-owned retail liquor and convenience store business. In March 1989, Mr. Roelke joined Renaissance Capital Group, Inc. and served as Vice President, General Counsel and director until he retired in December 1996. Mr. Roelke serves as a director of several privately held companies that retain his service for corporate legal services and as a director of EarthCare Company (NASDAQ: ECCO). Mr. Roelke received B.A. and J.D. degrees from Valparaiso University.

      Carlton E. Turner, Ph.D., D.Sc. has been the President and Chief Executive Officer of Carrington Laboratories, Inc. ("Carrington") (NASDAQ: CARN) since April 1995. Carrington is a research-based pharmaceutical and medical device company in the field of wound care products. Dr. Turner has also served as the Chief Operating Officer from November 1994 to April 1995 and as the Executive Vice President of Scientific Affairs from January 1994 to November 1994 at Carrington. Before that, he was the President, Chief Operating Officer and Founder of Princeton Diagnostic Laboratories of America from 1987 to 1993. From 1981 to 1987 he was an Assistant to President Ronald Reagan with Cabinet Rank and Director of the White House Drug Policy Office. Previously, he was a Research Professor and Director of the Research Institute of Pharmacological Science, University of Mississippi.

Director Meetings and Committees

            During the fiscal year ended September 30, 1999 ("Fiscal Year 1999"), the Board of Directors of the Company held a total of six (6) regular and three (3) telephonic meetings. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which the Director served with the exception of Dr. Helderman who attended one-third of the meetings. The committees of the Board of Directors consist of a standing Audit Committee, Compensation and Stock Option Committee and an Executive Committee.

            The Audit Committee of the Board of Directors met one (1) time in Fiscal Year 1999. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting, reviewing the scope and results of the Company's internal audit procedures. The Audit Committee is comprised of Charles C. Dragone and Elroy G. Roelke.

            The Compensation and Stock Option Committee administers the Company's 1996 Stock Option Plan and its 1996 Management Compensation Plan. The committee makes recommendations to the Board of Directors with respect to the Company's compensation policies and the compensation of executive officers. The Compensation and Stock Option Committee is comprised of G. Russell Cleveland, Robert C. Farone and Thomas W. Pauken. All compensation matters were addressed by the full Board of Directors in Fiscal 1999.

            The Executive Committee acts on behalf of the Board of Directors for certain matters. The Executive Committee is comprised of Thomas W. Pauken, Charles C. Dragone and Manfred Kruger.

Compensation of Directors

            The Company's outside Directors receive a $6,000 annual retainer, $1,000 per meeting for attendance at Board meetings, $250 per telephonic meeting, plus reimbursement of out-of-pocket expenses. Beginning January 1998, the Chairman of the Board receives $1,000 per month for his services as Chairman. Additionally, the Company's Directors are eligible to participate in the Company's 1996 Stock Option Plan, which plan is summarized elsewhere in this Proxy Statement under Proposal II.

                  The Board of Directors recommends a vote FOR
                         the election of all 8 Nominees.

                             ----------------------

                                   PROPOSAL II

       AMENDMENT TO THE 1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

            The Company has a 1996 Incentive and Non-Statutory Stock Option Plan (the "1996 Plan") to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by Directors, Officers and other key employees. The 1996 Plan presently reserves 2,000,000 shares of the Company's Common Stock for issuance there under. As of September 30, 1999, options have been issued to purchase 1,705,172 shares leaving 294,828 shares available for issuance under the 1996 Plan. Unless sooner terminated, the 1996 Plan will expire on February 27, 2006.

            Until November 1, 1999, the Company had in effect a Management Incentive Compensation Plan pursuant to which 500,000 shares of Common Stock were reserved for issuance to management personnel. As of November 1, 1999 no shares had been issued under such Plan and the Plan was terminated by the Board of Directors on that date. It was management's opinion that it would be more beneficial to the Company to allocate such shares to the 1996 Plan. Therefore, the Board approved an increase in the shares reserved for issuance under the 1996 Plan by 500,000, subject to the approval of shareholders. The proposed amendment will cause Section 3.1 of the Plan to be replaced with the following:

            3.1 Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed 2,500,000 shares of Common Stock.

            The proposed amendment to the 1996 Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Except for such amendment, if approved by the shareholders, the 1996 Plan will remain unchanged.

            At February 29, 2000 the closing market price of the Company's shares was $ 4.19.

Summary of the Plan

            The following is a summary of the provisions of the 1996 Plan. This summary is qualified in its entirety by reference to the 1996 Plan, a copy of which may be obtained from the Company.

            The 1996 Plan authorizes the granting of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO"), and non-statutory stock options ("NSSO") to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the 1996 Plan. The 1996 Plan also authorizes the granting of NSSOs to non-employee Directors and consultants of the Company. Pursuant to the 1996 Plan, an option to purchase 40,000 shares of Common Stock shall be granted automatically to each outside Director who is newly elected to the

Board. In addition, an option to purchase 2,500 shares of Common Stock shall be granted automatically, on the date of each annual meeting of shareholders of the Company, to each outside Director who has served in that capacity for the past six months and continues to serve following such meeting.

            The Board of Directors or the Compensation and Stock Option Committee is responsible for the administration of the 1996 Plan and determines the employees to which options will be granted, the period during which each option will be exercisable, the exercise price, the number of shares of the Common Stock covered by each option, and whether an option will be a non-qualified or an incentive stock option. The exercise price, however, for the purchase of shares subject to such an option, cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The Stock Option Committee has no authority to administer or interpret the provisions of the 1996 Plan relating to the grant of options to outside Directors. The current members of the Compensation and Stock Option committee are G. Russell Cleveland, Thomas W. Pauken and Robert C. Farone.

            No option granted pursuant to the 1996 Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the 1996 Plan is determined by the Board of Directors or the Compensation and Stock Option Committee, but in no event may such term exceed 10 years from the date of grant. Each option granted to an outside Director under the 1996 Plan shall be exercisable in whole or in part during the four year period commencing on the date of the grant of such option. Any option granted to an outside Director shall remain effective during its entire term, regardless of whether such Director continues to serve as a Director. The purchase price per share of Common Stock under each option granted to a Director will be the fair market value of such share on the date of grant.

            The vesting period for options granted under the 1996 Plan is set forth in an option agreement entered into with the optionee. Options granted to an optionee terminate three years after retirement. In the event of death or disability, all vested options expire one year from the date of death or termination of employment due to disability. Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the 1996 Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidation, and reorganization, sales of assets, or dissolution of the Company.

Federal Income Tax Consequences

            The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

            An optionee does not realize taxable income upon the grant of an NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

            In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of option-acquired shares.

           The Board of Directors recommends a vote FOR this proposal.

                              ---------------------

                                  PROPOSAL III

                    APPROVAL AND RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

            The Board of Directors has selected the firm of Deloitte and Touche L.L.P., independent public accountants, to be the Company's auditors for the fiscal year ending September 30, 2000, and recommends that Shareholders vote to ratify that appointment. Although submission of this matter to Shareholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Ratification of the appointment will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Deloitte and Touche L.L.P. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders attending the meeting.

           The Board of Directors recommends a vote FOR this proposal.

                              ---------------------

                               EXECUTIVE OFFICERS

            The executive officers of the Company ("Officers"), their ages, and positions with the Company are set forth below:

      Name            Age                 Position with Company
      ----            ---                 ---------------------
Manfred Kruger        53       President, Chief Executive Officer & Chief
                               Operating Officer
George Lombardi       56       Chief Financial Officer, Treasurer and Secretary

            Pursuant to the Company's Bylaws, Officers are appointed annually by the Board of Directors, at its annual meeting, to hold such office until an Officer's successor shall have been duly appointed and qualified, unless an Officer sooner dies, resigns or is removed by the Board. Mr. Kruger is also a nominee for election as Director at the Annual Meeting. Mr. Kruger's business experience and other biographical information are summarized in the forepart of this Proxy Statement under the caption "Proposal I - Election of Directors." Mr. Lombardi's biographical information is summarized below.

            George Lombardi is the Company's Chief Financial Officer, Treasurer and Secretary. He joined the Company in March 1998. Mr. Lombardi was the Vice President, Chief Financial Officer of Sheffield Pharmaceuticals, Inc., a publicly held (AMEX) development stage pharmaceutical/biotech Company. Before that, he was the CFO and Director of Fidelity Medical, Inc. and a Senior Financial Executive for the New Jersey and New England Operations of National Health Laboratories, Inc. Prior to this, Mr. Lombardi held Senior Financial positions at the Boehringer Ingelheim Pharmaceutical Company and the Revlon Healthcare Group in New York. Mr. Lombardi is a CPA certified in the state of New Jersey and has a degree in accounting from Fairleigh Dickinson University.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

            The following table sets forth the cash and non-cash compensation paid to or accrued to all persons who have served as Chief Executive Officer and other officers or individuals whose compensation exceeded $100,000 for the Fiscal Year 1999.

                           SUMMARY COMPENSATION TABLE

                                 ------------------------------------------------------------------------
                                        Annual Compensation                   Long Term Compensation
                                 ------------------------------------------------------------------------
                                                                                 Awards          Payouts
-------------------------------------------------------------------------------------------------------------------------
                                                                                     Securities
                                                            Other       Restricted   Underlying
 Name And Principal    Fiscal                              Annual       Stock         Options/     LTIP       All Other
      Position          Year     Salary      Bonus      Compensation     Award(s)       SARs      Payouts    Compensation
                                   ($)        ($)            ($)           ($)          (#)         ($)          ($)
                                                                                        (1)
-------------------------------------------------------------------------------------------------------------------------
Karl H. Meister (1)
President, Chief        1999     129,183       0              0           43,750      149,000        0            0
Executive Officer       1998     160,000     14,000           0             0         108,974        0            0
                        1997     160,000       0              0             0         360,000        0            0
Charles C. Dragone
Interim Chief (1)       1999     18,000        0              0             0            0           0            0
Executive Officer

Manfred Kruger (1)
President, Chief        1999     150,000     23,400           0             0          42,500        0          10,900
Executive Officer &     1998     134,691     21,894           0             0          25,000        0          24,900
Chief Operating         1997      39,106       0              0             0         200,000        0           1,579
Officer

George Lombardi
Chief Financial         1999     132,500     16,600           0             0          33,000        0            0
Officer, Treasurer      1998      63,462      6,400           0             0         100,000        0            0
and Secretary

-------------------------------------------------------------------------------------------------------------------------

      (1) Mr. Meister retired on June 30, 1999. Mr. Meister received 100,000 shares of common stock for being retained as a consultant for the Company through February 2000. Mr. Dragone was appointed as Interim Chief Executive Officer and he served in this capacity from July 1, 1999 to November 30, 1999. On December 1, 1999, Mr. Kruger was appointed Chief Executive Officer.

Employment Agreements

            The Company has an employment agreement with Manfred Kruger, its President, Chief Executive Officer, Chief Operating Officer and Managing Director, International Operations. Pursuant to that agreement, the term of Mr. Kruger's employment with the Company commenced on June 16, 1997. The agreement is for an indefinite period and shall terminate upon written notice by the Company, notice of his election to terminate, or the Company terminates his employment for cause. Minimum notice of termination by the Company, except for cause, is one year from the end of a calendar quarter. Mr. Kruger's annual base salary is currently 300,000 DM or approximately $165,000. In addition, the employment agreement provides for: (i) an annual bonus in an amount equal to 30% of his annual base salary, subject to the satisfaction of reasonable performance goals established by the Board, and (ii) ten-year options to purchase 200,000 shares of Common Stock at an exercise price of $ 1.57 per share.

            The Company has an employment agreement with George Lombardi, its Chief Financial Officer, Treasurer and Secretary. Pursuant to that agreement, the term of Mr. Lombardi's employment with the company commenced on March 30, 1998 and shall terminate on March 30, 2000, subject to automatic extensions for additional one-year periods, unless the Company or Mr. Lombardi delivers a written notice of his or its election to terminate, or the Company terminates his employment for cause. Mr. Lombardi's annual base salary is currently $143,500. In addition, the employment agreement provides for: (i) an annual bonus in an amount equal to 25% of his annual base salary, subject to the satisfaction of reasonable performance goals established by the Board and (ii) ten-year options to purchase 100,000 shares of Common Stock at an exercise price of $ 2.22 per share.

Option Grants in Fiscal Year 1999

            The following table sets forth certain information regarding stock options granted to all persons who have served as Chief Executive Officer and other officers of the during fiscal year 1999.

                      OPTION/SAR GRANTS IN FISCAL YEAR 1999
                               (Individual Grants)

---------------------------------------------------------------------------------------------------
                         Number of Securities     Percent of Total
                        Underlying Options/SARs     Options/SARs     Exercise or
                                Granted              Granted To       Base Price      Expiration
          Name                    (#)                 Employees         ($/Sh)           Date
---------------------------------------------------------------------------------------------------
Karl H. Meister                 40,000                  5.3%            $1.38     February 28, 2003
                                 9,000                  1.2%            $1.56     February 28, 2003
                              100,000 (1)               13.2%           $1.50     December 31, 2000
---------------------------------------------------------------------------------------------------
Charles C. Dragone              20,000                  2.6%            $1.19     May 12, 2004
                                 3,789                  0.5%            $1.19     May 12, 2001
---------------------------------------------------------------------------------------------------
Manfred Kruger
                                42,500                  5.6%            $1.56     December 9, 2008
---------------------------------------------------------------------------------------------------
George Lombardi                 33,000                  4.4%            $1.56     December 9, 2008
---------------------------------------------------------------------------------------------------

      (1) As part of Mr. Meister's retirement agreement, the Company granted an option to purchase 100,000 shares of the Company's common stock at an exercise price of $1.50 per share, exercisable at any time prior to December 31, 2000.

            The following table sets forth the value of the unexercised options at September 30, 1999. No options were exercised during this fiscal year. The market price of the Company's common stock at September 30, 1999 was $0.93.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          And FY-End Option/SAR Values

--------------------------------------------------------------------------------------------
                             Number of Unexercised               Value of Unexercised
                                  Options at                    In-the-Money Options at
       Name                   September 30, 1999                  September 30, 1999
--------------------------------------------------------------------------------------------
                          Exercisable       Unexercisable      Exercisable     Unexercisable
--------------------------------------------------------------------------------------------
Karl H. Meister             609,000             -0-               $-0-            $-0-
--------------------------------------------------------------------------------------------
Charles C. Dragone          162,539             -0-               $-0-            $-0-
--------------------------------------------------------------------------------------------
Manfred Kruger              187,500            80,000             $-0-            $-0-
--------------------------------------------------------------------------------------------
George Lombardi             68,000             65,000             $-0-            $-0-
--------------------------------------------------------------------------------------------

401(k) Plan

            The Board of Directors of the Company approved a tax-deferred investment plan (the "401(k) Plan") effective in 1991. All full-time employees of the Company may elect to participate in the 401(k) Plan, once he or she has completed six (6) months of service to the Company. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant's pre-tax compensation, up to a maximum of $10,000 per year. In addition, the Company makes a separate matching contribution, in an amount equal to 50% of the amount contributed by the employee, up to a maximum dollar amount equal to 6% of the employee's annualized compensation in that year. An employee of the Company may elect to retire after attaining age 65, or after age 55 and the completion of five (5) years of service, if earlier. At that time, the total amount contributed, plus any accumulated earnings, will be used to provide a lump sum payment to any retiring participant in the 401(k) Plan. Participants terminating employment prior to normal retirement date will be fully vested in their own elective contribution. Funds accumulated from the Company's matching contributions will vest over a six-year period. During Fiscal 1999, Mr. Lombardi and Mr. Meister participated in the 401(k) Plan at 6% of their salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In November 1998, Renaissance provided the Company with a $500,000 Loan commitment. In consideration for this Loan Commitment, 400,000 warrants were issued to Renaissance to purchase the Common Shares of the Company at an exercise price of $1.25 per share.

            On January 28, 1999, Renaissance converted a Convertible Debenture and accrued interest and expenses (approximately $2,162,000) into 4,600,507 shares of the Company's common stock. In consideration of the agreement to convert, the Company issued to the investor 149,334 common shares as prepayment for one year's interest on the Debenture and agreed to amend its outstanding Stock Purchase Warrants, totaling 1,353,957, by reducing the exercise price from $2.50 per share to $1.25 per share if such warrants are exercised by June 30, 2000, after which date such warrants shall revert to their initial terms. A loss of $187,000 on the conversion of the debenture has been recognized in net income in 1999.

            On January 29, 1999, Renaissance purchased 300,000 Units at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring December 31, 2000, at an exercise price of $1.50 per share.

            On February 1, 1999, Mr. Roelke, Director of the Company purchased 100,000 Units at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring December 31, 2000, at an exercise price of $1.50 per share.

            On October 26 and November 12, 1999, Mr. Pauken, Director of the Company purchased 40,000 and 35,000 Units, respectively, at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring December 31, 2000, at an exercise price of $1.50 per share.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 1, 2000 by (i) each person known to the Company to own beneficially more than 5% of its Common Shares, (ii) each Director and Officer of the Company, and (iii) all Directors and Officers as a group. As of March 1, 2000, there were 11,266,598 Common Shares issued and outstanding.

--------------------------------------------------------------------------------
Name and Address of                              Amount and Nature    Percentage
Beneficial Owner                                of Beneficial Owner  of Class(3)
(1)(2)
--------------------------------------------------------------------------------

Renaissance Capital Partners II, Ltd. (4) ........    8,159,778        61.26%
    5646 Milton Street
    Suite 900
    Dallas, TX 75206

Kleinwort Benson European Mezzanine Fund, L.P. (5)    1,395,192        12.04%
    Westbourne
    The Grange
    St. Peter Port
    Guernsey, CI
    GY1 3BG

NatWest Ventures (Investments) Ltd. (6) ..........    1,918,409        16.99%
    Fenchurch Exchange
    8 Fenchurch Place
    London, England
    EC3M4TE

Karl H. Meister (7) ..............................      966,769         7.90%

G. Russell Cleveland (8) .........................       57,300            *

Charles C. Dragone (9) ...........................      182,917         1.60%

Robert C. Farone (10) ............................       95,814            *

Dr. J. Harold Helderman (11) .....................       74,488            *

Manfred Kruger (11) ..............................      233,750         2.03%

George Lombardi (11) .............................      105,500            *

Thomas W. Pauken (12) ............................    8,383,960        62.32%

Elroy G. Roelke (13) .............................      282,682         2.47%

All directors and officers as a group (7 persons)     9,416,411        45.53%

-----
*     Less than 1%

1 In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
2 Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the common stock beneficially owned by them.
3 In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days after November 30, 1999 held by such individual or group.
4 Includes 2,424,327 shares of common stock, which Renaissance Capital Partners II, Ltd. has the right to acquire within sixty (60) days.
5 Includes 322,035 shares of common stock issuable upon exercise of warrants exercisable within sixty (60) days.
6 Includes 21,615 shares of common stock issuable upon exercise of warrants exercisable within sixty (60) days.
7 Includes 726,651 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.
8 Includes 48,650 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days. Mr. Cleveland is the President and majority shareholder of Renaissance Capital Group, Inc. His business address is 8080 N. Central Expressway, Suite 210-LB 59, Dallas, TX 75206. See notes 4 and 12.
9 Includes 162,539 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days and 16,589 shares for which Mr. Dragone shares voting and investment power with his spouse.
10 Includes 67,907 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.
11 All of the shares of common stock beneficially owned by Messrs. Helderman, Kruger, and Lombardi, are derivative securities issuable upon exercise of options exercisable within sixty (60) days
12 Includes all of the shares of common stock beneficially owned by Renaissance Capital Partners II, Ltd (see Notes 4 and 7). Mr. Pauken is the Liquidation Trustee of Renaissance Capital Partners II, Ltd. It also includes 116,591 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.
13 Includes 173,091 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

                                VOTING SECURITIES

            Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with an election of directors, votes may be cast in favor of, or withheld from, each nominee. Votes withheld from a nominee will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, votes withheld from a nominee or nominees will be excluded entirely and will not be counted as a vote cast in an election of directors.

            In connection with the proposals to ratify the Company's auditors, votes may be cast "For" or "Against" a proposal, or a Shareholder may "Abstain" from voting on the proposal or proposals. Under the FBCA, at a meeting where a quorum is present, all matters submitted to Shareholders (other than an election of directors) are approved if the votes cast in favor of the action exceeds the votes cast in opposition to the matter presented (unless the Articles of Incorporation or state law requires a greater number of votes). Accordingly, with respect to any proposal coming before the Annual Meeting, other than the election of Directors, all abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, or a vote cast against, a proposed action, abstentions and broker non-votes will not be counted as a vote cast on any matter coming before the meeting. A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

            Each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

                              SHAREHOLDER PROPOSALS

            Eligible Shareholders who wish to present proposals for action at the 2001 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than October 29, 2000 for inclusion in next year's proxy statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2001 Annual Meeting.

                                  ANNUAL REPORT

            A copy of the Company's Annual Report on Form 10-KBS, including the financial statements and schedules thereto (without exhibits), (the "1999 Annual Report"), accompanies this Proxy Statement and the Notice of Annual Meeting of Shareholders. The 1999 Annual Report is not part of the proxy solicitation materials.

                               SOLICITATION COSTS

            The Company will bear the costs of preparing, assembling and mailing the Proxy Statement, the proxy card, and the 1999 Annual Report in connection with the Annual Meeting. In addition to the use of the mail to solicit proxies for the Annual Meeting, certain employees of the Company may be utilized by the Company to solicit Shareholders' proxies by telephone, telegraph or in person. Such employees will not receive additional compensation for such services to the Company.

Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the proxy materials to beneficial owners and to obtain authorization from beneficial owners for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials to beneficial owners.

                                  OTHER MATTERS

            At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

                                              By Order of the Board of Directors


                                                       /s/ Charles C. Dragone
                                                       CHARLES C. DRAGONE
                                                       Chairman of the Board

March 1, 2000
Clifton, New Jersey

                              TUTOGEN MEDICAL, INC.

                 Annual Meeting of Shareholders, April 27, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder of Common Shares of Tutogen Medical, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Charles C. Dragone and Manfred Kruger, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Tutogen Medical, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on March 7, 2000, at the Annual Meeting of Shareholders of Tutogen Medical, Inc. to be held at The Lucerne, 973 West 79th Street, New York, New York 10024, on April 27, 2000, at 10:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1. ELECTION OF DIRECTORS

            Nominees: G. Russell Cleveland; Charles C. Dragone; Robert C. Farone; J. Harold Helderman; Manfred Kruger; Thomas W. Pauken; Elroy
            G. Roelke; and Carlton E. Turner.

            FOR ALL NOMINEES LISTED ABOVE      WITHHOLD AUTHORITY TO VOTE FOR
                                               ALL NOMINEES LISTED ABOVE

      (Instructions: To withhold authority to vote for any individual nominee, write that Nominee's name on the space provided below.)

      2. Approval to terminate the Management Incentive Compensation Plan and Amend the 1996 Incentive and Non-Statutory Stock Option Plan.

                      FOR                AGAINST                    ABSTAIN

      3.. Ratify the appointment of Deloitte and Touche L.L.P. as the Company's auditors for the 2000 fiscal year.

                      FOR                AGAINST                   ABSTAIN

      4.. In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)

                           (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS; FOR THE AMENDMENT TO THE COMPANY'S 1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE AUDITORS.

      (Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

                              I plan to attend the Annual Meeting.
                              I do not plan to attend the Annual Meeting.

                              Date: ______________________________________, 2000

                              Signature(s):_____________________________________

                                         Title or Authority (if applicable)

                              Please sign your name here exactly as it appears
                        hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.


                                       2